UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2019 (December 19, 2019)

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Blvd, Suite 400 Stamford, Connecticut	06901
(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange of Which Registered
	AYR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)    Adoption of a Material Compensatory Arrangement

On December 19, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of Aircastle Limited (the “Company”) approved a Form of Amendment to Executive Employment Agreement (the “Employment Agreement Amendment”) between Aircastle Advisor LLC and certain executive officers of the Company (each, an “Executive”). The Company has entered into Employment Agreement Amendments substantially in such form with the following Executives: Michael Inglese, Chief Executive Officer, Aaron Dahlke, Chief Financial Officer, Christopher Beers, Chief Legal Officer & Secretary and Roy Chandran, EVP - Corporate Finance and Strategy.

Consistent with the terms of the previously disclosed merger agreement between the Company, MM Air Limited and MM Air Merger Sub (the “Merger Agreement”), the Employment Agreement Amendment provides that the annual equity award (the “Annual Equity Award”) for 2019 will be granted in early 2020 in the form of a time-based restricted cash award that will be paid no earlier than 18 months, and no later than 36 months, following the grant date, subject to the Executive’s continued employment on each vesting date, and shall be subject to the same double-trigger vesting protections applicable to the Annual Equity Awards granted to the Executive in previous years in the form of restricted share awards. In addition, the long term incentive plan award (“LTIP Award”) for 2020 will be granted in early 2020 in the form of a time-based restricted cash award that will be paid on January 1, 2021, subject to the Executive’s continued employment on such date, provided that the amount of such award will not exceed 1/3 of the target value of the LTIP Award granted to the Executive for 2019 and such restricted cash award will be subject to double-trigger vesting protections if the Executive is terminated without cause or resigns for good reason. By executing the Employment Agreement Amendment, the Executive agrees that none of the changes described therein will constitute a good reason event for purposes of the Executive’s existing employment agreement or for any other purpose.

Consistent with the terms of the Merger Agreement, the Employment Agreement Amendment also provides for the accelerated vesting and payment in 2019 of certain outstanding incentive awards, provided that if the Executive is terminated for cause or resigns without good reason prior to the earlier of the closing date of the merger contemplated by the Merger Agreement or the termination of the Merger Agreement, the Executive must repay the gross amount of the accelerated incentive awards. In addition, if the Merger Agreement terminates and thereafter the Executive is terminated for cause or resigns without good reason prior to the scheduled vesting date of such accelerated incentive awards, the Executive must repay the net amount of the accelerated incentive awards that would not otherwise have vested in the ordinary course as of the Executive’s termination date. Finally, if the Merger Agreement terminates and the Committee determines following the completion of the original performance period that the number of accelerated performance-based incentive awards exceed the number of such awards that would otherwise have vested in the ordinary course based on actual performance through the last day of the applicable performance period, then the Executive must repay the net amount of such excess over the number of awards that would have vested in the ordinary course based on actual performance at the end of the applicable performance period.

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (i) one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or that the required approval of the merger agreement by the shareholders of Aircastle may not be obtained; (ii) the business of Aircastle may suffer as a result of uncertainty surrounding the transaction and there may be challenges with employee retention as a result of the pending transaction; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) legal proceedings may be initiated related to the transaction; (v) changes in economic conditions, political conditions and changes in laws or regulations may occur; (vi) an event, change or other circumstance may occur that could give rise to the termination of the merger agreement (including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement); and (vii) other risk factors as detailed from time to time in Aircastle’s reports filed with the Securities and Exchange Commission (the “SEC”), including Aircastle’s 2018 Annual Report on Form 10-K and Aircastle’s Quarterly Report on Form 10-Q that was filed on August 6, 2019, which are available on the SEC’s Web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this document. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Additional Information and Where to Find It

In connection with the proposed merger, Aircastle filed with the SEC a preliminary proxy statement on Schedule 14A, and Aircastle and certain other persons, including Marubeni Corporation, filed with the SEC a Schedule 13E-3 transaction statement on December 6, 2019. Following the filing of the definitive proxy statement with the SEC, Aircastle will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special general meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the proxy statement, as well as other filings containing information about Aircastle, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain Aircastle’s SEC filings in connection with the transaction, free of charge, by directing a request to Aircastle Limited, Attention: Investor Relations, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901.

Participants in the Merger Solicitation

Aircastle and its directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Aircastle’s directors and executive officers is available in its definitive proxy statement for its 2019 annual meeting of shareholders filed with the SEC on April 4, 2019. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the definitive proxy statement relating to the transaction when it becomes available. This document does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Christopher L. Beers
Christopher L. Beers
Chief Legal Officer & Secretary

Date: December 26, 2019